UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 11, 2014
Date of Report (Date of earliest event reported)

Ciber, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6363 South Fiddler’s Green Circle, Suite 1400,
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Effective February 11, 2014, Christian M. Mezger has been named by the Company's board of directors Chief Financial Officer of Ciber. Mr. Mezger, age 45, has served as Ciber's Senior Vice President, Corporate Finance for the last two and a half years. Before joining Ciber, Mr. Mezger spent 15 years at Hewlett Packard where he served as Vice President, Technology Services Finance from June 2010 through July 2011 and Vice President, Worldwide FP&A from April 2009 through May 2010.

The Compensation Committee of the Board of Directors is reviewing an appropriate compensatory arrangement with Mr. Mezger to compensate him for his services as Chief Financial Officer, details of which have not yet been determined at the time of filing of this Form 8-K.   Material terms of Mr. Mezger’s new compensation and agreements with the Company will be provided in a subsequent disclosure when available.  Mr. Mezger’s current base salary is $280,000.  Mr. Mezger is currently a party to the Company’s standard employment contract for senior vice presidents that provides for a target cash incentive of up to 65% of base salary.  Under that agreement, if Mr. Mezger is terminated within twelve months of a change of control of the Company, Mr. Mezger is entitled to receive certain benefits, subject to his executing a separation and release agreement.  Such benefits include, (i) a pro-rata bonus with respect to the calendar year in which the termination occurred to the extent performance goals related to the bonus have been achieved (to be paid at the same time bonuses are normally paid for the year), (ii) a cash payment equal to twelve months of Mr. Mezger’s annual salary and annual bonus at target level in effect on the day of termination, (iii) health benefits for twelve months, and (iv) vesting of all unvested equity awards held by Mr. Mezger.  Upon either Mr. Mezger’s termination by the Company without cause, or by Mr. Mezger for good reason, Mr. Mezger is entitled to receive certain benefits, subject to his executing a separation and release agreement.  Such benefits include (i) a cash payment equal to nine months of Mr. Mezger’s annual base salary and annual bonus at target level in effect on the day of termination, payable after the release effective date, (ii) health benefits for twelve months, (iii) vesting of all unvested equity awards held by Mr. Mezger that are scheduled to vest within one year.  Mr. Mezger’s agreement includes customary non-compete, non-solicitation of clients and no-hire obligations during his employment and for twelve months after termination.  The foregoing description of Mr. Mezger’s employment agreement is qualified in their entirety by reference to the Employment Agreement which is incorporated herein by reference and which will be filed as an exhibit to our next periodic filing.

The Company issued a media release today to announce Mr. Mezger's election.  A copy of that release is attached as an Exhibit to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Media Release dated February 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ciber, Inc.

Date: February 11, 2014	By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe
SVP and General Counsel

EXHIBIT INDEX
Exhibit No.    Description

99.1	Press Release dated February 11, 2014- Ciber Names Senior Vice President of Finance, Christian Mezger, As New CFO